EXHIBIT 99.1

Catheter Precision, Inc.  Announces Fourth Quarter and Full Year 2024 Update and Financial Results

Fort Mill, SC, March 28, 2025 – Catheter Precision, Inc. (NYSE American: VTAK), a U.S.-based innovative medical device company focused on electrophysiology products, today announced its financial results and operational update for the period ending December 31, 2024.

Highlights of 2024 and the fourth quarter include:

●	New Chief Commercial Officer (CCO) joined in Q2, 2024.
●	Replaced the majority of our prior sales team with new salespeople selected by our new CCO and our CEO. Training was completed in Q3, 2024.
●	The first sales of LockeT occurred in Q2 2024 and grew sequentially each quarter through the end of the year, to both new and repeat customers.
●

The number of hospitals, including ambulatory surgical centers, which have evaluated  LockeT through use in surgical procedures grew sequentially each quarter. 26 institutions were either conducting or had completed their evaluation at year end.

●	The Company completed the audits for LockeT’s CE Mark in Q4, 2024.
●	The CE Mark for LockeT is anticipated to be received in Q2, 2025, permitting LockeT to be sold in 32 European countries.
●	The Company anticipates beginning EU LockeT sales in Q3, 2025.
●	VIVO marketing and sales progress continues in both the US and multiple international markets including Germany, Turkey, Portugal, France, Switzerland, UK, Italy, Sweden, Brunei, and Qatar
●	Two clinical studies were published in 2024:
o

Abstract at the European Society of Cardiology titled Accuracy of a non-invasive mapping system for the localization of re-entrant VT site of origin and its relationship to myocardial scar on cross-sectional imaging.

o

Case study in Heart Rhythm Case Reports titled Defining the target for stereotactic radioablation of ventricular tachycardia: the combination 2 of cardiac imaging and electrocardiographic information matters

●	The first LockeT journal manuscript and two abstracts were published in 2024:
o	Abstract at Western AF Symposium titled Feasibility, Safety, and Efficacy of a Novel External Compression Vascular Closure Device: The LockeT Study (interim study data)
o	Abstract at the American College of Cardiology meeting titled Feasibility, Safety, and Efficacy of a Novel External Compression Vascular Closure Device: The LockeT Study (final study data)
o	Publication in Journal of Cardiovascular Electrophysiology titled Feasibility, safety, and efficacy of a novel external compression vascular closure device: The LockeT® study
●	Additional clinical studies of both VIVO and LockeT are either currently ongoing or planned for 2025 which are intended to further demonstrate efficacy and improved workflows.
●	Multiple IRB approvals were received in Q4, 2024 and Q1, 2025 for new LockeT studies including direct comparisons to competitive devices, that have either begun in Q1 or will begin in Q2, 2025.
●

Randomized Controlled Trial (RCT) is planned for VIVO to begin in Q3 2025 assessing the difference of time that a patient remains in ventricular tachycardia (VT) during a procedure which was mapped pre-procedure with VIVO compared to traditional mapping in ischemic VT patients.

Financial Highlights

●	Total assets on December 31, 2024, were $27.7 million.
●	Total shareholders’ equity on December 31, 2024, was $11.8 million.
●	Total outstanding shares of common stock on December 31, 2024, were 8,004,633.
●	Fourth quarter revenue was $149 thousand, a sequential increase of 55% over Q3 2024.
●	Full year 2024 revenue was $420 thousand.
●	Net loss for fourth quarter was $5.6 million, of which $3.1 million were non-cash charges. Total net loss for 2024 was $16.6 million, of which $7.5 million were non-cash charges.

“We are very pleased with the results of 2024”, said David Jenkins, CEO of Catheter Precision. “2024 was a transitional year for us while we rebuilt and trained a new sales team and advanced our clinical programs. We established multiple new repeat customers and partners that share our belief that VIVO and LockeT are transformative products for the EP market. We remain quite excited about the growth and opportunities within our field of cardiac electrophysiology.”

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

About VIVO

Catheter Precision's VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

Additional Information

This release and all other releases from Catheter Precision, Inc. are limited in their entirety by other information filed with the SEC including, but not limited to, our latest 10-K, 10-Q’s, and 8-K’s, and should be read in conjunction with those filings.

Forward Looking Statements

This communication contains forward-looking statements. Forward-looking statements can be identified by words such as "believe," "anticipate," "may," "might," "can," "could," "continue," "depends," "expect," "expand," "forecast," "intend," "predict," "plan," "rely," "should," "will," "may," "seek," or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the following:  the potential for hospitals who have expressed interest in reviewing our products to become customers, headway continuing in both the US and Europe, expectations of Coventry Hospital UK with respect to patient enrollment, expectations regarding ongoing and planned clinical studies, including potential benefits that may be shown, the number of studies and publications that should result over the coming months and the evidence we expect them provide to the medical community of the effectiveness and necessity of both our LockeT and VIVO product lines, anticipated positive sales revenue results in the coming quarters, expected publication of trial results, and anticipated growth of the ventricular market and our contribution to it. The Company's expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption "Risk Factors" in the Company's 2023 Form 10-K filed with the SEC, and its Form 10-Q for the quarter ended June 30, 2024, and available at www.sec.gov. These risks and uncertainties include, but aren't limited to, that the results of anticipated trials may not turn out as we currently expect and future trials may not occur on the time tables we expect or may be more costly than anticipated, we do not have sufficient liquidity to fund our operations through November 2024 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, we have determined that our internal controls and disclosure controls were not effective as of December 31, 2023 and September 30, 2024, and as a result, without effective remediation of the material weaknesses that we have identified, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers' receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war or Israeli-Hamas conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

Investor Relations

973-691-2000

IR@catheterprecision.com

Investor Relations:

Jeff Ramson
PCG Advisory
jramson@pcgadvisory.com

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